Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION

ANNOUNCES RECEIPT OF LETTER FROM THE AMEX,

FURTHER DELAY IN THE FILING OF ITS FORM 10-K

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

AND A DELAY IN THE FILING OF ITS FORM 10-Q

FOR THE QUARTER ENDED MARCH 31, 2005

Greenwich, CT – April 27, 2005 – Security Capital Corporation (AMEX: SCC) (the “Company”) announced today that, on April 21, 2005, it received a letter, dated April 20, 2005, from the American Stock Exchange (the “AMEX”), granting the Company an extension of time until May 2, 2005 to file its annual report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”) and regain compliance with the AMEX’s continued listing standards.

The April 20, 2005 letter from the AMEX advised the Company that it is not in compliance with the AMEX’s continued listing standards because the Company had failed to timely file the 2004 Form 10-K, as required pursuant to Section 1101 of the AMEX Company Guide (the “Company Guide”).  The AMEX’s letter noted that, in setting the May 2, 2005 extended due date, the AMEX had determined not to apply the continued listing evaluation and follow-up procedures specified in Section 1009 of the Company Guide.  The AMEX’s letter also noted that the letter constituted a “Warning Letter” pursuant to Section 1009(a)(i) of the Company Guide and notice of failure to satisfy a continued listing standard.

The Company is working diligently to finalize the 2004 Form 10-K, but currently anticipates that the 2004 Form 10-K will not be filed by the May 2, 2005 extended due date.  The Company now believes that it will be able to file the 2004 Form 10-K by May 16, 2005.  As a result of the delay in filing the 2004 Form 10-K and the Company’s previously announced need to select a new independent registered public accounting firm to replace Ernst & Young LLP, the Company currently anticipates that it will not be able to file its Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”) by the May 16, 2005 filing deadline.  The Company expects that it will be in a position to file the First Quarter Form 10-Q by June 15, 2005.

The Company’s two reportable segments are employer cost containment and health services, and educational services. The employer cost containment and health services segment consists of WC Holdings, Inc., which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith. The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast and Southwest.

This release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.  Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in the various states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the

Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries, the Company’s ability to file its 2004 Form 10-K and First Quarter Form 10-Q, the Company’s ability to regain compliance with the AMEX’s continued listing standards and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.